Exhibit 10.24

AMENDMENT NO. 4 TO ADMINISTRATIVE SERVICES AGREEMENT

(“CDA ASA”)

This AMENDMENT NO. 4 TO ADMINISTRATIVE SERVICES AGREEMENT (this “Amendment 4”) is entered into effective as of September 16, 2015 (the “Amendment Date”) by and among ARIA RETIREMENT SOLUTIONS, INC., a Delaware corporation (“ARIA”), and TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY, an Arkansas stock life insurance company (the “Company”). Each of ARIA and the Company shall be referred to from time to time individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Parties have previously entered into an Administrative Services Agreement dated August 3, 2011, which agreement was subsequently amended pursuant to (1) a First Amendment to Administrative Services Agreement dated October 3, 2011, (2) a “First Amendment to Administrative Services Agreement” dated June 20, 2012 which is considered by the Parties to be the “second amendment”, and (3) an Amendment No. 3 to Administrative Services Agreement dated June 1, 2014 (as amended, the “CDA ASA”).

B. Capitalized terms used but not specifically defined in this Amendment 4 shall have the meanings assigned to them in the CDA ASA.

C. The Parties now desire to amend the CDA ASA to reflect the terms set forth in this Amendment 4.

NOW, THEREFORE, in consideration of the terms, conditions and provisions of this Amendment 4, their respective promises, each to the others, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Section 1.2 of the CDA ASA is hereby amended and restated to read in its entirety as follows:

1.2 Term. The term of this Services Agreement shall be for a period commencing immediately upon the Effective Date and expiring on November 1, 2016 (the “Initial Term”); provided, however, that upon expiration of the Initial Term, this Services Agreement shall renew and continue for successive one-year periods (each, a “Renewal Term”), unless the Company or ARIA gives the other party written notice of its intention not to renew not less than 30 days prior to expiration of the Initial Term or the then current Renewal Term. In the event of non-renewal, the expiration date of the expiring Initial Term or Renewal Term will be extended for 90 days to allow ARIA and the Company to effect an orderly transition of all in-force business to the Company.

2. At all times while the CDA ASA remains in effect, ARIA agrees that it shall maintain sufficient numbers of experienced service, technology and operations personnel (e.g., employees, consultants, contractors, etc.) to ensure that all in-force business subject to the CDA ASA continues to be managed and administered effectively.

3. Except as amended pursuant to this Amendment 4, the CDA ASA remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment 4 effective as of the Amendment Date set forth above.

ARIA RETIREMENT SOLUTIONS, INC., a Delaware corporation

By:
Karen Chang

Its:	Chief Financial Officer

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY, an Arkansas stock life insurance company

By:
David Hopewell

Its:	Chief Financial Officer, Corporate Controller, Treasurer, Vice President

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